Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281147

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 6, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JULY 31, 2024

$    % Fixed-to-Floating Rate Senior Notes due 20

SLM CORPORATION

We are offering $     aggregate principal amount of     % Fixed-to-Floating Rate Senior Notes due 20     (the “notes”).

During the period from, and including, the issue date, to, but excluding     , 20 , the notes will bear interest at a rate of  % per annum. Such interest on the notes will be payable semi-annually in arrears on      and     of each year, beginning on      , 2026, and ending on     , 20  . Beginning on     , 20  , the notes will bear interest at a floating rate per annum equal to Compounded SOFR (as defined herein) plus     basis points, payable quarterly in arrears on     , 20 ,     , 20 ,     , 20    , and at the maturity date of the notes. The notes will mature on     , 20 .

We may redeem the notes at the applicable times and at the applicable redemption price described under “Description of the Notes—Optional Redemption.”

The notes will be our senior obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations. The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. The notes are effectively subordinated to our secured obligations to the extent of the value of the collateral securing such obligations and are structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including our bank subsidiary.

The notes will not be listed on any securities exchange. Currently, there is no established trading market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-13.

	Per Note		Total
Price to public		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us		%	$

None of the Securities and Exchange Commission (the “SEC”), the FDIC or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the notes should not be purchased, held or otherwise acquired by, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (a “specified foreign entity”). Each purchaser of the notes, by accepting such notes, will be deemed to have represented, warranted and agreed that it is not a “specified foreign entity.”

The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company, for the benefit of its participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., on or about May  , 2026.

Joint Book-Running Managers

J.P. Morgan	Barclays

May  , 2026

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part, the accompanying prospectus dated July 31, 2024, which is part of our Registration Statement on Form S-3, gives more general information, some of which may not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add to, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein or therein by reference, on the other hand, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

Neither we nor any of the underwriters have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those respective dates.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

Except as the context may otherwise require in this prospectus supplement, references to:

•	“we,” “us,” “our,” “Sallie Mae,” “SLM” and the “Company” refer to SLM Corporation and its subsidiaries, except as otherwise indicated or unless the context otherwise requires.

•

“Bank” refers to Sallie Mae Bank, our Utah industrial bank subsidiary, which is regulated by the Utah Department of Financial Institutions (the “UDFI”), the FDIC, and the Consumer Financial Protection Bureau (the “CFPB”).

•

“Spin-Off” refers to the separation of Navient Corporation (“Navient”), an education loan management, servicing and asset recovery business, from SLM Corporation, a consumer banking business, which was completed on April 30, 2014.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” and information based on management’s current expectations as of the date on which such statements are made. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, expectations and/or statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to: the strategies, goals and assumptions of the Company; the Company’s expectation and ability to execute loan sales (including sales under the Company’s strategic partnership) and share repurchases; the Company’s expectation and ability to pay a quarterly cash dividend on the Company’s common stock in the future, subject to approval of the Board of Directors; the Company’s three-year horizon outlook; the Company’s credit outlook; the impact of acquisitions the Company has made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of changes in credit administration practices, including the results of simulations or other behavioral observations.

Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the Company’s control, which may cause actual results to differ materially from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be as anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied by, or projected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in “Risk Factors” and elsewhere in this prospectus supplement and in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; changes in laws, regulations, and supervisory expectations, especially in light of the goals of the current federal administration; the ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and related changes in significant accounting estimates, including those regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of the Company’s risk management framework and quantitative models; changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws); and changes in the demand for the Company’s deposit products, including changes caused by new or emerging market entrants or technologies. The Company could also be affected by, among other things: changes in funding costs and availability; reductions to credit ratings; cybersecurity incidents, cyberattacks, risks related to artificial intelligence (“AI”), and other failures or breaches of operating systems or infrastructure, including those of third-party vendors; the societal, demographic, business, and legislative/regulatory impacts of pandemics, other public health crises, severe weather events, and/or natural disasters; damage to reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the business; changes in the demand for higher education, educational financing, or financing preferences of lenders, educational institutions, students, and their families, including changes to the amount or availability of funding that educational institutions, students, or their families receive from government sources; changes in laws and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; changes in customer creditworthiness; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on loans owned by the Company; and changes in general economic or macroeconomic conditions, including, but not limited to, changes due to inflation, stagflation, recession, shifts in the labor market, and changes to government policies or initiatives, such as tariffs, trade wars, wars, immigration, and student visa policies, which could negatively impact consumer or business sentiment, demand for higher education, demand for student loans, financial and business results and/or modeling, and the ability to successfully effectuate any acquisitions, strategic partnerships, or initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus supplement and the documents incorporated by reference herein, including in “Risk Factors” in this prospectus supplement. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by the federal securities laws.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in “Risk Factors,” our financial statements and the related notes thereto and the other information incorporated by reference herein, before making an investment decision.

Our Company

Our Company Mission

SLM Corporation, more commonly known as Sallie Mae, is the premier financial brand in higher education. As an education solutions company, we provide students and their families with the products and services needed to confidently and successfully navigate their higher education journey. We support students and families navigating to, through, and immediately after higher education. We simplify the college planning process and advance higher education access and completion by providing free tools, resources, scholarships, and responsible financing options.

We believe education, in all forms, is the foundation for success, an equalizer of opportunities, and a proven pathway to economic mobility. Higher education increases lifetime wages and enables economic mobility. For example, data from the U.S. Bureau of Labor and Statistics confirms those with bachelor’s degrees earn 66 percent more than those with a high school diploma.1 Those with advanced degrees earn an even greater percentage than those with a high school diploma.1 This effect is multigenerational, as children of parents who are college educated are more likely to earn a bachelor’s degree than students whose parents did not go to college. Most would agree our society prospers and becomes more economically inclusive when each of its members is provided access to post-secondary education.2 Education represents a transformative investment in one’s future that yields our country’s next nurses, teachers, engineers, business leaders, and more.

Our History

While the Sallie Mae name has existed for more than 50 years, the company that operates as Sallie Mae today, SLM Corporation, was formed in late 2013 and includes its wholly owned subsidiary, Sallie Mae Bank, an industrial bank established in 2005 (the “Bank”). On April 30, 2014, we legally separated (the “Spin-Off”) from another public company that is now named Navient Corporation (“Navient”), which is in the education loan management, consolidation loan, and business processing businesses. Navient retained all assets and liabilities generated prior to the Spin-Off other than those explicitly retained by us pursuant to the Separation and Distribution Agreement executed in connection with the Spin-Off (the “Separation and Distribution Agreement”). We are a consumer banking business and did not retain any assets or liabilities generated prior to the Spin-Off other than those explicitly retained by us pursuant to the Separation and Distribution Agreement.

Our principal executive offices are located at 300 Continental Drive, Newark, Delaware 19713. Our telephone number is (302) 451-0200.

[1]	“Education pays, 2025,” Career Outlook, U.S. Bureau of Labor Statistics, August 2025.
[2]

https://research.collegeboard.org/trends/education-pays. The information contained on, or accessible through, the foregoing website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement.

Our Business

Our business is focused and aligned to strategic imperatives that set the foundation for our continued success. Our focus is driving innovation to maximize the sustainable growth and profitability of our core private student loan business. Additionally, we aim to accelerate the growth of new lines of business to attract more customers requiring our products and services. We are also focused on building the data infrastructure, technology, and talent required to compete in a digital world. We seek to create a customer-centric brand as an education solutions company that supports students and families through their higher education journey. We are focused on driving greater internal commitment to our mission, brand, and strategy, while we evolve our structure and risk capabilities to support our core private student loan business and emerging new businesses.

Private Education Loans

Our primary business is to originate and service high-quality Private Education Loans. “Private Education Loans” are education loans for students or their families that are not made, insured, or guaranteed by any state or federal government. We also offer a range of deposit products insured by the Federal Deposit Insurance Corporation (the “FDIC”). We serve more families than any other private student loan lender. We originated approximately $7.4 billion of Private Education Loans in 2025, an increase of 6 percent from the year ended December 31, 2024. As of December 31, 2025 and March 31, 2026, respectively, we had $20.3 billion and $19.9 billion of Private Education Loans held for investment, net, outstanding.

Our Private Education Loans serve primarily to bridge the gap between the cost of higher education and the amount funded through family income and savings, scholarships and grants, and federal financial aid. We also extend Private Education Loans as an alternative to similar federal education loan products where we believe our rates are competitive.

Private student lending is cyclical in nature. We typically experience peak volume of originations and commitments in the third quarter of our fiscal year, corresponding to the required timing of disbursements prior to the start of the fall semester at most higher education institutions. There is generally also a “mini-peak” in volume of originations and commitments in the first quarter of our fiscal year, corresponding to the required timing of disbursements prior to the start of the spring semester at most higher education institutions. Similarly, we also experience cyclicality with respect to when borrowers are scheduled to exit their applicable grace period and enter full principal and interest repayment status, with the largest volume generally happening in our fourth fiscal quarter, and a smaller wave occurring in our second fiscal quarter.

Our primary Private Education Loan product is the Smart Option Student Loan, which emphasizes in-school payment features that can produce shorter terms and reduce customers’ total finance charges. Customers elect one of three Smart Option repayment types at the time of loan origination. The first two, interest only and fixed payment options, require monthly payments while the student is in school and during the grace period thereafter, and accounted for more than half of the Private Education Loans the Bank originated during 2025. The third repayment option is the more traditional deferred Private Education Loan product where customers are not required to make payments while the student is in school and during the grace period after separation from school. The grace period for a Smart Option Student Loan generally runs for six months after the borrower separates from school, and can run for up to 36 months for a small subset of graduate loans. Lower interest rates on the interest only and fixed payment options encourage customers to elect those options, which help reduce total loan cost compared with the traditional deferred option loan. Making payments while in school helps customers become accustomed to making on-time regular loan payments. We offer both variable-rate and fixed-rate loans.

We also offer six loan products for specific graduate programs of study. These include the Sallie Mae Law School Loan, the Sallie Mae MBA Loan, the Sallie Mae Graduate School Loan for Health Professions, the Sallie

Mae Medical School Loan, the Sallie Mae Dental School Loan, and the Sallie Mae Graduate School Loan. These products were designed to address the specific needs of graduate students. We also offer two non-cost of attendance loans to support bar study preparation, as well as residency and relocation expenses for medical and dental school students. In 2025, we launched the Airline Career Loan which is tailored to the unique needs of students pursuing professional pilot program certificates.

We regularly review and update the terms of our Private Education Loan products. As a holder of Private Education Loans, we bear the full credit risk of the customers. We manage this risk by underwriting and pricing based on customized credit scoring criteria and the addition of qualified cosigners. For Private Education Loans originated during the year ended December 31, 2025, and the three months ended March 31, 2026, respectively, our average FICO scores (representing the higher credit scores of the cosigners or borrowers) at the time of original approval were 755 and 754, and approximately 92.8 percent and 94.7 percent of those loans were cosigned. In addition, for all loans other than Bar Study loans and Residency and Relocation loans, we require school certification of both the need for, and the amount of, every Private Education Loan we originate (to prevent unnecessary borrowing beyond a school’s cost of attendance), and we disburse the loan proceeds directly to the higher education institutions to ensure loan proceeds are applied directly to the student’s education expenses.

The core of our marketing strategy is to promote our products on campuses through financial aid offices as well as through online and direct marketing to students and families. Our on-campus efforts with more than 2,100 higher education institutions are actively managed by our relationship management team, the largest in the industry, which has become a trusted resource for financial aid offices.

Our loans are of high credit quality and the overwhelming majority of our customers manage their payments with great success. Private Education Loans in repayment include loans on which customers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period. At December 31, 2025, and March 31, 2026, 4.0 percent and 4.0 percent, respectively, of Private Education Loans (held for investment) in repayment were 30 days or more delinquent, and Private Education Loans (held for investment) in forbearance were 2.7 percent and 3.1 percent, respectively, of loans in repayment and forbearance. In 2025, Private Education Loan net charge-offs as a percentage of average loans in repayment were 2.15 percent and for the three months ended March 31, 2026, Private Education Loan net charge-offs as a percentage of average loans in repayment (annualized) were 2.2 percent.

Sallie Mae Bank

The Bank, which is regulated by the Utah Department of Financial Institutions (the “UDFI”), the FDIC, and the Consumer Financial Protection Bureau (the “CFPB”), offers traditional savings products, such as high-yield savings accounts, money market accounts, and certificates of deposit (“CDs”), and originates Private Education Loans. At December 31, 2025, the Bank had total assets of $29.7 billion, including $20.4 billion of Private Education Loans (held for investment), net, and total deposits of $21.5 billion.

Our ability to obtain deposit funding and offer competitive interest rates on deposits will be necessary to sustain our Private Education Loan originations and achieve other business goals. Our ability to obtain such funding is dependent, in part, on the capital levels of the Bank and its compliance with other applicable regulatory requirements. We maintained our diversified funding base by raising $0.5 billion and $0.6 billion in term funding collateralized by pools of Private Education Loans in the long-term asset-backed securities (“ABS”) market in the year ended December 31, 2025 and the three months ended March 31, 2026, respectively. This brought our total ABS funding outstanding at December 31, 2025, and March 31, 2026 to $4.9 billion and $5.2 billion, respectively, or 24 percent and 26 percent, respectively, of our total Private Education Loans held for investment portfolio. We plan to continue to use ABS funding, market conditions permitting. This helps us better match-fund our assets and avoids excessive reliance on deposit funding.

Strategic Partnerships and Loan Program Management

In 2025, we announced our first private credit strategic partnership. This new funding model allows us to establish a capital-light, fee-based revenue strategy that complements our core private student loan business. Under our strategic partnership (and any future partnerships that we may enter into), we intend to sell Private Education Loans while maintaining the relationships with customers, retaining servicing for the sold loans, and earning ongoing fees for providing servicing and program management, including industry expertise. We expect strategic partnerships to expand our access to scalable and capital efficient funding through innovative structures, while strengthening our loan originations capacity and ability to serve students’ families.

Concurrent Tender Offer

Concurrently with this offering, we commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of our outstanding 3.125% Senior Notes due 2026 (the “2026 Notes”). As of the date of this prospectus supplement, the aggregate principal amount of 2026 Notes outstanding was $500,000,000. The Tender Offer is being made upon the terms and conditions set forth in our offer to purchase dated the date hereof (the “Offer to Purchase”).

We intend to use the proceeds from this offering to fund the purchase of the 2026 Notes accepted for purchase pursuant to the Tender Offer, together with accrued and unpaid interest, and the payment of related fees and expenses. To the extent any net proceeds remain after the consummation of the Tender Offer, we will use such net proceeds to repay at their maturity any 2026 Notes that remain outstanding after the Tender Offer. In connection therewith, we expect to satisfy and discharge the indenture governing the 2026 Notes as it applies to the 2026 notes. See “Use of Proceeds.” The closing of the Tender Offer is contingent upon the closing of this offering, but the closing of this offering is not conditioned upon the consummation of the Tender Offer.

The foregoing description of the Tender Offer is provided for informational purposes only, and this prospectus supplement does not constitute an offer to buy or the solicitation of an offer to sell any securities subject to the Tender Offer.

Certain of the underwriters or their affiliates hold the 2026 Notes that are subject to the Tender Offer and may receive proceeds from this offering through the purchase of such 2026 Notes in connection with the Tender Offer. J.P. Morgan Securities LLC, one of the underwriters, is acting as dealer manager in connection with the Tender Offer, for which it will receive customary fees. See “Underwriting.”

The Offering

Issuer	SLM Corporation.

Notes offered	$ aggregate principal amount of % Fixed-to-Floating Rate Senior Notes due 20 .

Maturity date	The notes will mature on 20 .

Fixed interest rate	Interest on the notes will accrue at a rate of % per year.

Fixed rate period	From, and including, the issue date to, but excluding, , 20 .

Fixed Interest payment dates	and of each year, beginning on , 2026 and ending on , 20 .

Fixed interest day count convention	Fixed interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating interest rate	Compounded SOFR, determined as set forth under “Description of the Notes—Interest—Floating Rate Period.”

Floating rate period	From and including , 20 , to, but excluding, the maturity date.

Floating interest payment dates	, 20 , , 20 , , 20 , and at the maturity date. See “Description of the Notes—Interest—Floating Rate Period.”

Floating interest day count convention	Floating interest will be computed on the basis of the actual number of days in each relevant interest period and a 360-day year.

Ranking	The notes will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the notes. The notes are effectively subordinated to our secured obligations to the extent of the value of the collateral securing such obligations. The notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit and other liabilities of the Bank), which means that creditors of our subsidiaries (including depositors of the Bank) will be paid from the assets of the Bank or those entities, respectively, before holders of the notes would have any claims to those assets. As of March 31, 2026, we had $992.7 million of indebtedness that ranked equally with the notes, and our subsidiaries had outstanding $26.4 billion of total liabilities, including $26.0 billion of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

The indenture governing the notes does not limit our ability, or the ability of our subsidiaries, to incur senior, subordinated or secured debt, or our ability, or that of any of our subsidiaries, to incur other indebtedness and other liabilities or, subject to limited exceptions, issue preferred stock. As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay interest on the notes. See “Risk Factors—Risk Relating to This Offering—We are a holding company and may rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes.”

Optional Redemption	At any time and from time to time on or after , 20 , and prior to , 20 (the date that is months prior to the maturity date) (the “First Par Call Date”), we may redeem the notes, in whole or in part, at our option, on at least 10 days’ and not more than 60 days’ prior notice, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(i)	100% of the aggregate principal amount of the notes to be redeemed; and

(ii)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in “Description of the Notes—Optional Redemption”) plus  basis points less (b) interest accrued to, but excluding, the redemption date, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

In addition, we may, at our option, redeem the notes (i) in whole but not in part, on the First Par Call Date, or (ii) in whole or in part, at any time and from time to time, on or after , 20 (the date that is months prior to the maturity date), on at least 10 days’ and not more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

See “Description of the Notes—Optional Redemption.”

Sinking fund	None.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of notes	The notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A. and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective United States depositaries, which in turn will hold such interests in accounts as participants of DTC.

Use of Proceeds	We estimate that the net proceeds to us from the sale of the notes in this offering will be $ million, after deducting underwriting discounts and estimated offering expenses.

We intend to use the proceeds from this offering to fund the purchase of the 2026 Notes accepted for purchase pursuant to the Tender Offer, together with accrued and unpaid interest, and the payment of related fees and expenses. To the extent any net proceeds remain after the consummation of the Tender Offer, we will use such net proceeds to repay at their maturity any 2026 Notes that remain outstanding after the Tender Offer. In connection therewith, we expect to satisfy and discharge the indenture governing the 2026 Notes as it applies to the 2026 notes. See “—Concurrent Tender Offer” and “Use of Proceeds.” The closing of the Tender Offer is contingent upon the closing of this offering, but the closing of this offering is not conditioned upon the consummation of the Tender Offer.

Certain of the underwriters or their affiliates hold the 2026 Notes that are subject to the Tender Offer and may receive proceeds from this offering through the purchase of such 2026 Notes in connection with the Tender Offer. See “Underwriting.”

See “Use of Proceeds.”

Trustee	Deutsche Bank National Trust Company, a national banking association.

Governing Law	The notes will be, and the indenture under which they will be issued is, governed by and construed in accordance with the laws of the State of New York.

No prior market	The notes are a new issue of securities and there is currently no established trading market for the notes. The notes will not be listed on any securities exchange. An active or liquid trading market may not develop for the notes. See “Underwriting.”

Risk Factors	See the section entitled “Risk Factors” beginning on page S-13 for a discussion of some of the factors you should consider before investing in the notes.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The financial information for each of the years in the three-year period ended December 31, 2025 has been derived from our audited historical consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus supplement. The financial information for the three months ended March 31, 2026 and 2025 has been derived from our unaudited historical interim condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, which is incorporated by reference in this prospectus supplement.

The following table sets forth our selected financial and other operating information. The information should be read in conjunction with the information in this prospectus supplement included in “Risk Factors,” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and our historical consolidated financial statements and the related notes thereto, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Three Months Ended March 31,		Years Ended December 31,
	2026	2025	2025	2024	2023
	(Dollars in millions, except per share amounts and ratios)
Operating Data:
Net interest income	$375	$375	$1,502	$1,481	$1,562
Non-interest income	185	206	483	368	247

Total revenue	560	581	1,985	1,849	1,809

Net income	$308	$305	$745	$608	$581
Basic earnings per common share attributable to SLM Corporation	$1.56	$1.43	$3.52	$2.73	$2.44
Diluted earnings per common share attributable to SLM Corporation	$1.54	$1.40	$3.46	$2.68	$2.41
Dividends per common share attributable to SLM Corporation common shareholders(1)	$0.13	$0.13	$0.52	$0.46	$0.44
Return on common stockholders’ equity(2)	56.4%	60.1%	34.4%	31.3%	35.8%
Net interest margin	5.29%	5.27%	5.24%	5.19%	5.50%
Return on assets(3)	4.2%	4.2%	2.5%	2.1%	2.0%
Dividend payout ratio	8.33	9.09	14.77	16.85	18.03
Average equity/average assets	8.2	7.8	8.1	7.4	6.4
Balance Sheet Data (at period end):
Total education loan portfolio held for investment, net	$19,887	$21,091	$20,332	$20,902	$20,306
Total assets	29,410	28,899	29,746	30,072	29,169
Total deposits	20,525	20,073	21,060	21,069	21,653
Total borrowings	6,169	6,147	5,861	6,440	5,228
Total SLM Corporation stockholders’ equity	2,438	2,401	2,451	2,160	1,881
Book value per common share	11.59	10.20	11.04	9.07	7.40

(1)

We generally pay a regular, quarterly cash dividend on our common stock. Common stock dividend declarations are subject to determination by, and the discretion of, our Board of Directors. We may change our common stock dividend practice at any time.

(2)

We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to SLM Corporation common stock numerator (annualized for interim periods) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(3)	We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized for interim periods) to (b) the GAAP total average assets denominator.

RISK FACTORS

An investment in the notes involves risks. Before deciding whether to purchase the notes, you should consider the risks discussed below and those included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 that we have incorporated by reference in this prospectus supplement and the accompanying prospectus, including risks relating to the economic, competitive and regulatory environment in which we operate, our capital and liquidity, our operations, the Spin-Off, our securities and our restrictions on ownership.

Any of the risks discussed below or elsewhere in this prospectus supplement or in our SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, and other risks or uncertainties that are not presently known to us, or that we currently believe to be immaterial, could have a material impact on our business, prospects, financial condition or results of operations. In that case, our ability to pay interest on the notes when due or to repay the notes at maturity could be adversely affected, and the trading price of the notes could decline substantially.

Risks Relating to This Offering

We are a holding company and may rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes.

As a holding company, we may rely significantly on dividends, distributions and other payments from the Bank to fund any payments on the notes and our other obligations. Accordingly, our ability to make payments on the notes may depend upon the earnings of and the distribution of funds from our subsidiaries, including the Bank. Restrictions on our subsidiaries’ ability to distribute cash to us could materially affect our ability to pay principal and interest on our indebtedness, including the notes.

The ability of the Bank to make dividends and other distributions and payments to us is subject to regulation by the FDIC and the UDFI. Limitations on the amounts we receive from the Bank could impact our liquidity and our ability to fund payments on the notes when due.

In addition, the indenture governing the notes does not restrict the ability of our subsidiaries to incur indebtedness or enter into other agreements that may restrict or prohibit our subsidiaries from distributing cash to us. We cannot assure you that the indebtedness of our subsidiaries or other agreements to which our subsidiaries are a party will permit our subsidiaries to distribute sufficient cash to us to fund payments on the notes when due.

The notes will be effectively subordinated to any secured debt we may incur.

The notes are unsecured, unsubordinated obligations of SLM Corporation and will rank equally in right of payment with all its existing and future unsecured and unsubordinated obligations. As a result, the indebtedness represented by the notes will effectively be subordinated to any secured obligations of SLM Corporation to the extent of the value of the collateral securing such obligations. As of March 31, 2026, SLM Corporation had no secured indebtedness outstanding, and $992.7 million of indebtedness that ranked equally with the notes.

In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities of our subsidiaries.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the notes will be obligations exclusively of SLM Corporation and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit and other liabilities of the Bank), which means that creditors of our subsidiaries (including depositors of the Bank) will be paid from the assets of the Bank or those entities, respectively, before holders of the notes would have any claims to those assets. As of March 31, 2026, our subsidiaries had outstanding $26.4 billion of total liabilities, including $26.0 billion of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

In the event of the dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

There are no covenants in the indenture governing the notes relating to our ability to incur future indebtedness or pay dividends, and there are limited restrictions on our ability to engage in other activities, any of which could adversely affect our ability to pay our obligations under the notes.

The indenture governing the notes does not prohibit us from incurring substantial additional indebtedness in the future. We are also permitted to incur additional secured indebtedness that would be effectively senior to the notes. The indenture governing the notes also permits unlimited additional borrowings by our subsidiaries or securitization entities that are structurally senior to the notes and, subject to certain exceptions, permits our subsidiaries to issue equity interests that have priority over our interests in the subsidiaries. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities.

In addition, the indenture does not contain any restrictive covenants limiting our ability to issue or repurchase securities, pay dividends or make any payments on junior or other indebtedness. Our ability to use our funds for numerous purposes may limit the funds available to pay our obligations under the notes.

There are no financial covenants in the indenture. You may not be protected under the indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness or to refinance our indebtedness will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, on distributions to us from the Bank and required capital levels with respect to the Bank, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

Our credit ratings may not reflect all risks of an investment in the notes.

The credit ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, such notes. However, actual or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes.

Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

We may not have sufficient funds to repurchase the notes or any of our other securities upon a change of control repurchase event.

We must offer to purchase all the notes then outstanding, at a purchase price equal to 101% of their principal amount, plus any accrued and unpaid interest up to, but not including, the payment date, upon the occurrence of a change of control if a rating decline of the notes occurs directly as a result of a change of control and such decline occurs within a specified period of time after public notice of a change of control or the intention to effect a change of control. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control Repurchase Event” for a more complete description of the repurchase obligations. There can be no assurance that we will have sufficient funds available at the time of any change of control to repurchase the notes that might be outstanding. The covenant requiring us to repurchase the notes will, unless consents are obtained, require us to repay all outstanding notes issued under the indenture. Our ability to repurchase the notes in cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. Our inability to pay for your notes that are tendered for repurchase could result in your receiving substantially less than the principal amount of the notes.

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our assets has occurred, in which case, the ability of a holder of the notes to obtain the benefit of an offer to repurchase all or a portion of the notes held by such holder may be impaired. If we are required to repurchase the notes pursuant to a change of control offer, we could require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms or at all.

An active trading market for the notes may not develop.

The notes constitute a new issue of securities, for which there is no existing trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops in the notes, you may be unable to resell your notes at any price or at their fair market value.

Changes in our credit ratings or the debt markets could adversely affect the trading price of the notes.

•	The trading price of the notes depends on many factors, including:

•	the number of holders of the notes;

•	changes in or issuance of new credit ratings for us, the notes or our asset-backed securities;

•	the interest of securities dealers in making a market in the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	general market conditions;

•	our financial condition, financial performance and future prospects;

•	domestic and international economic factors unrelated to our performance;

•	changes in or failure to meet our publicly disclosed expectations as to our future financial performance;

•	restructuring initiatives;

•

downgrades in securities analysts’ estimates of our financial performance, operating results that vary from the expectations of securities analysts or investors or lack of research and reports by industry analysts;

•	operating and securities price performance of companies that investors consider to be comparable to us;

•	any future sales of our common stock or other securities;

•	additions or departures of key personnel;

•	actions or announcements by our competitors;

•	reputational issues;

•	regulatory and tax actions;

•

changes in our capital structure or dividend policy, regulatory requirements, future issuances of securities, sales of large blocks of common stock by our stockholders, or our incurrence of additional debt;

•	the market prices for our equity securities; and

•

other matters discussed elsewhere in “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading price of the notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the consumer finance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating or that of other peer companies could have an adverse effect on the trading price of the notes.

The interest rate on the notes will reset from a fixed rate to a floating rate.

During the period from, and including, the issue date, to, but excluding,     , 20 , the notes will bear interest at a fixed rate of   % per annum. However, during the period from, and including,     , 20 , to, but excluding, the maturity date, the notes will bear interest at a floating rate per annum equal to Compounded SOFR plus   basis points, as further described below under “Description of the Notes—Interest—Floating Rate Period.”

As a result, the interest rate in any interest period during the floating rate period may be less than the initial interest rate or the interest rate that applies in the preceding interest period, which would affect the amount of any interest payments under the applicable notes and, therefore, could affect their market value.

The amount of interest payable on the notes with respect to each interest period during the floating rate period will be determined near the end of such interest period for the notes.

The interest rate with respect to any interest period during the floating rate period will only be capable of being determined near the end of such interest period in relation to the notes. Consequently, you will not know the amount of interest payable with respect to each such interest period until shortly prior to the related interest payment date, and it may be difficult for you to reliably estimate the amount of interest that will be payable on the notes on each such interest payment date. In addition, some investors may be unwilling or unable to trade the notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the notes.

The interest rate on the notes during the floating rate period will be based on a compounded SOFR, which will be determined by reference to the SOFR Index, a relatively new market index.

For each interest period during the floating rate period, the interest rate on the notes will be based on a compounded SOFR calculated by reference to the SOFR Index (as defined below) using the specific formula described in this prospectus supplement. The SOFR Index measures the cumulative impact of compounding the daily secured overnight financing rate (“SOFR”) as provided by the Federal Reserve Bank of New York (the “FRBNY”). The value of the SOFR Index on a particular business day reflects the effect of compounding SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods. For this and other reasons, the interest rate during any Observation Period (as defined below) will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the Observation Period for an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in the Compounded SOFR (as defined below) used to calculate the interest rate on the notes during the relevant interest period.

The FRBNY only began publishing the SOFR Index on March 2, 2020. In addition, the method for calculating an interest rate based upon SOFR in market precedents varies. Accordingly, the specific formula for Compounded SOFR used in the notes may not be widely adopted by other market participants. The market value of the notes would likely be adversely affected if the market adopts a different calculation method.

SOFR has a limited history and its historical performance is not indicative of future performance.

The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. The level of SOFR during the floating rate period for the notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the notes may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the notes. Changes in the levels of SOFR will affect Compounded SOFR and, therefore, the return on the notes and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded SOFR will be positive.

Any failure of SOFR to maintain market acceptance could adversely affect the notes.

SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London interbank offered rate (“U.S. dollar LIBOR”) in part because it is considered representative of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. In addition, SOFR is an overnight rate, while U.S. dollar LIBOR represented interbank funding over different maturities. As a result, there can be no assurance that SOFR or the SOFR Index will perform in the same way as U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility, or global or regional economic, financial, political, regulatory, judicial or other events.

The differences between SOFR and U.S. dollar LIBOR may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. In addition, an established trading market for the notes may never develop or may not be very liquid if developed. Market terms for debt securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions applicable to such series of the notes, may evolve over time, and as a result, trading prices of the notes may be lower than those of later-issued debt securities that are linked to SOFR. If for these or other reasons SOFR does not prove to be widely used in debt securities that are similar or comparable to the notes, the trading price of the notes may be lower than those of debt securities that are linked to rates that are more widely used. Investors in the notes may not be able to sell their notes at all or may not be able to sell their notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.

The price at which the notes may be sold prior to maturity will depend on a number of factors, including, but not limited to: (i) actual or anticipated changes in the level of SOFR, (ii) volatility of the level of SOFR, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) the time remaining to maturity of the notes. Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market price of the notes will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market price of securities like the notes. Depending on the actual or anticipated level of SOFR, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you are able to sell your notes prior to maturity.

The SOFR Index may be modified or discontinued, and the notes may bear interest during the floating rate period by reference to a rate other than Compounded SOFR, which could adversely affect the value of the notes.

The interest rate during the floating rate period for the notes will be determined by reference to the SOFR Index as published by the FRBNY, as administrator of SOFR, based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. The FRBNY may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or timing related to the publication of SOFR. These changes may be materially adverse to the interests of investors in the notes, by, for example, reducing the amount of interest payable on the notes during the floating rate period and the trading prices of the notes. In addition, the FRBNY may withdraw, modify or amend the published SOFR Index or other SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or other SOFR data that the FRBNY may publish after the interest rate for such interest period has been determined.

If we or our designee determines that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred with respect to the notes, then the interest rate on the notes during the floating rate period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under the caption “Description of the Notes—Interest—Compounded SOFR.” If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the Alternative Reference Rates Committee (“ARRC”)), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us or our designee.

In addition, the terms of the notes expressly authorize us or our designee, in connection with a Benchmark Replacement, to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the notes during the floating rate period by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the notes in connection with a Benchmark Transition Event, could adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes.

Further, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes); (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes; (iii) the Benchmark Replacement may have a very limited history and the historical performance of the Benchmark Replacement may not be indicative of the future performance of the Benchmark Replacement; (iv) the secondary trading market for the notes linked to the Benchmark Replacement may be limited; and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement, and the administrator of the Benchmark Replacement has no obligation to consider your interests in doing so.

In addition, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on the notes may therefore cease to be determined by reference to the SOFR Index and instead be determined by reference to the Benchmark Replacement, even if the SOFR Index continues to be published. Such rate may be lower than Compounded SOFR for so long as the SOFR Index continues to be published, and the value of and return on the notes may be adversely affected.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

We or our designee will make certain determinations with respect to the notes, which determinations may adversely affect the notes.

We or our designee will make certain determinations with respect to the notes as further described under the caption “Description of the Notes—Interest—Compounded SOFR.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the notes in our or our designee’s sole discretion as further described under the caption “Description of the Notes—Interest—Effect of Benchmark Transition Event.” In addition, we or an affiliate of ours may assume the duties of the Calculation Agent (as defined below) for the notes during the floating rate period. In making any required determinations, potential conflicts of interest may exist between us, or our designee (which may be our affiliate), and you. Any of these determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. Moreover, certain determinations, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes, may require the exercise of discretion and the making of subjective judgments. These potentially subjective determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. For further information regarding these types of determinations, see “Description of the Notes—Interest—Compounded SOFR.”

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the notes in this offering will be $   million, after deducting underwriting discounts and estimated offering expenses.

We intend to use the proceeds from this offering to fund the purchase of the 2026 Notes accepted for purchase pursuant to the Tender Offer, together with accrued and unpaid interest, and the payment of related fees and expenses. To the extent any net proceeds remain after the consummation of the Tender Offer, we will use such net proceeds to repay at their maturity any 2026 Notes that remain outstanding after the Tender Offer. In connection therewith, we expect to satisfy and discharge the indenture governing the 2026 Notes as it applies to the 2026 notes. See “Summary—Concurrent Tender Offer.” The closing of the Tender Offer is contingent upon the closing of this offering, but the closing of this offering is not conditioned upon the consummation of the Tender Offer.

This prospectus supplement does not constitute an offer to buy or the solicitation of an offer to sell any securities subject to the Tender Offer. There can be no assurances as to whether the Tender Offer will be consummated.

Certain of the underwriters or their affiliates hold the 2026 Notes that are subject to the Tender Offer and may receive proceeds from this offering through the purchase of such 2026 Notes in connection with the Tender Offer. See “Underwriting.”

CAPITALIZATION

Set forth below is our capitalization at March 31, 2026, on a historical basis and an as adjusted basis to give effect to the offering and the use of proceeds therefrom, together with cash on hand, for the repurchase and repayment in full of the 2026 Notes as described under “Use of Proceeds,” after deducting underwriting discounts and estimated offering expenses. You should read this information in conjunction with our consolidated financial statements and the related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At March 31, 2026
	Historical	As Adjusted
	(Dollars in thousands, except per share amounts)
Cash and cash equivalents	$5,157,453	$

Interest-bearing liabilities:
Interest-bearing deposit accounts	20,524,379		20,524,379
Secured borrowings(1)	5,176,476		5,176,476

Unsecured borrowings(2)	992,706
Total interest-bearing liabilities	26,693,561
Equity:
Preferred stock, par value $0.20 per share, 20 million shares authorized Series B: 2.5 million shares issued and outstanding, actual and as adjusted, at stated value of $100 per share	$251,070		$251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 445.4 million shares issued and outstanding, actual and as adjusted	89,086		89,086
Additional paid-in capital	1,224,442		1,224,442
Accumulated other comprehensive loss (net of tax benefit of ($12,745))	(38,049)		(38,049)
Retained earnings	5,010,721		5,010,721

Total SLM Corporation stockholders’ equity before treasury stock	6,537,270		6,537,270
Less: Common stock held in treasury at cost: 256.8 million shares, actual and as adjusted	(4,099,638)		(4,099,638)

Total equity	2,437,632		2,437,632

Total capitalization	$29,131,193	$

(1)

Secured borrowings represent private education loan asset-backed securities outstanding as well as the Secured Borrowing Facility. As of March 31, 2026, there were no borrowings outstanding under the Secured Borrowing Facility.

(2)

Unsecured borrowings consist of the principal amount of the 2026 Notes (which we intend to purchase in full with the net proceeds from this offering together with cash on hand), our 6.50% Senior Notes due 2030 and the notes being offered hereby, in each case after deducting underwriting discounts and estimated offering expenses.

DESCRIPTION OF THE NOTES

The following description supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the indenture under “Description of Debt Securities” in the accompanying prospectus. This description of the notes and the description under “Description of Debt Securities” in the accompanying prospectus do not purport to be complete and are qualified in their entirety by reference to the provisions of the indenture filed as an exhibit to the registration statement of which the accompanying prospectus forms a part, to the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and to the provisions of the supplemental indenture (as defined below), including the forms of notes appended thereto, to be entered into in connection with the issuance of the notes. We urge you to read the indenture, the supplemental indenture and the forms of notes because they, and not these descriptions of the notes and debt securities, will define your rights as holders of the notes.

As used in this description of the notes, “we,” “our,” “us” and the “Company” refer to SLM Corporation and not to any of our subsidiaries.

General

We will issue the notes under an indenture (the “base indenture”), dated as of June 17, 2015, between us and Deutsche Bank National Trust Company, a national banking association, as trustee (the “trustee”), as supplemented by a fifth supplemental indenture (the “supplemental indenture”), to be dated as of     , 2026, between us and the trustee. We refer to the base indenture, as supplemented by the supplemental indenture, as the “indenture.” The trustee will initially be the security registrar and paying agent for the notes.

The notes are initially limited to $   aggregate principal amount. The notes will mature at par on     , 20 .

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

The notes will not be entitled to the benefit of any sinking funds.

The notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of DTC and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In addition to the notes, we may issue from time to time other series of debt securities under the indenture consisting of debentures, notes or other unsecured, unsubordinated evidences of indebtedness, including convertible notes, but such other series will be separate from the notes. The indenture does not limit the amount of debt securities or any other debt (whether secured or unsecured, or whether subordinated or unsubordinated) which we may incur.

We may, from time to time, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional notes, together with the notes, will constitute a single series of debt securities under the indenture; provided that if the additional notes are not fungible for U.S. federal income tax purposes with the notes, the additional notes will be issued under a separate CUSIP number. No such additional notes may be issued if an event of default has occurred and is continuing with respect to the notes.

We will maintain an office where we will pay the principal and premium, if any, on the debt securities and where you may present the debt securities for registration of transfer and exchange. We have designated (a) for debt securities transfer purposes and for purposes of presentment and surrender of any debt securities for final distribution, the office of the trustee located at Deutsche Bank National Trust Company c/o DB Services Americas, Inc. 5201 Gate Parkway, 1st Floor, Mail Stop JCK-01-218, Jacksonville, FL 32256 USA, Attention: Securities Payment Unit, and (b) for all other purposes, the office of the trustee located at Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: Asset Backed Securities – SLM2026.

Interest

Interest on the notes will accrue from and including the date the notes are issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for with respect to the notes to, but excluding, the next interest payment date, any redemption date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period” for the notes.

If any interest payment with respect to the fixed rate period (as defined below), the maturity date or any redemption date falls on a day that is not a business day, then payment of any interest, principal or premium payable on such date will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest or other payment will accrue as a result of such delay. If any interest payment date with respect to the floating rate period (as defined below) other than the maturity date or any redemption date falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, except that, if the next succeeding business day falls in the next calendar month, then such interest payment date will be advanced to the immediately preceding day that is a business day. If any such floating rate period interest payment date (other than the maturity date or any redemption date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward floating rate period interest payment date will include interest accrued to but excluding such postponed or brought forward floating rate period interest payment date.

Fixed Rate Period

During the period from, and including,    , 2026, to, but excluding,   , 20   (the “fixed rate period”), the notes will bear interest at the rate of   % per annum. Such interest will be payable semi-annually, in arrears, on   ,   and   ,   of each year, beginning on    , 2026, and ending on   , 20  . Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual interest period in respect of the notes will be calculated on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month.

Interest shall be payable to the persons in whose names the notes are registered at the close of business on      and      (whether or not a business day), respectively, immediately prior to each interest payment date; provided that the interest due on redemption or at maturity (whether or not an interest payment date) will be paid to the person to whom principal is payable.

Floating Rate Period

During the period from, and including,    , 20    , to, but excluding, the maturity date (the “floating rate period”), the notes will bear interest at a floating rate per annum equal to Compounded SOFR plus    basis points, as determined in arrears by the Calculation Agent in the manner described below. Such interest will be payable quarterly, in arrears, on   , 20  ,   , 20  ,   , 20  and at the maturity date. Interest shall be payable to the persons in whose names the notes are registered at the close of business on  ,    ,     and      (whether or not a business day), respectively, immediately prior to each interest payment date; provided that the interest due on redemption or at maturity (whether or not an interest payment date) will be paid to the person to whom principal is payable. Compounded SOFR for each interest period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation Period relating to such interest period.

Interest will be computed on the basis of the actual number of days in each interest period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on the notes for each interest period will be computed by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in the applicable Observation Period relating to such interest period (or any other relevant period) divided by 360. The interest rate on the notes will in no event be lower than zero.

The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the Interest Payment Determination Date (as defined below) for such interest period and prior to the relevant interest payment date and will notify us (if we are not the Calculation Agent) of the Compounded SOFR, such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date. At the request of a holder of the notes, we will provide the Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period, after the Compounded SOFR, such interest rate and accrued interest have been determined. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any floating rate period, will be maintained on file at the Calculation Agent’s principal offices and will be provided in writing to the Trustee.

Secured Overnight Financing Rate and the SOFR Index

SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the FRBNY and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The FRBNY notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period during the floating rate period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.

Compounded SOFR

With respect to any interest period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” means, for periods other than the initial interest period in the floating rate period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period in the floating rate period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period (such first day expected to be     , 20 );

“SOFR IndexEnd” means the SOFR Index value on the Interest Payment Determination Date relating to the applicable interest payment date (or in the final interest period, relating to the maturity date, or, in the case of the redemption of the notes, relating to the applicable redemption date); and

“d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each interest payment date (or, in the case of the redemption of the notes, preceding the applicable redemption date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date or, in the case of the redemption of the notes, preceding the applicable redemption date).

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (the “FRBNY”) (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at www.newyorkfed.org, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index unavailable provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the indenture or the notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period will be an annual rate equal to the sum of the Benchmark Replacement plus    basis points.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website currently at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1)

Benchmark Replacement. If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the beneficial owners and holders of the notes and the Trustee absent manifest error;

•	if made by us as Calculation Agent, will be made in our sole discretion;

•

if made by a Calculation Agent other than us or our designee (which may be our affiliate), will be made after consultation with us, and such Calculation Agent or designee (which may be our affiliate) will not make any such determination, decision or election to which we reasonably object; and

•

notwithstanding anything to the contrary in the indenture, the notes or any other documentation relating to the notes, shall become effective without consent from the holders of the notes, the Trustee or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis as described above, and in no event shall the Trustee or the Calculation Agent be responsible for making any such determination, decision or election.

Under no circumstances will the Trustee or the Calculation Agent be responsible for selecting or determining any Benchmark Replacement if the Benchmark will no longer be available following a Benchmark Transition Event and its related Benchmark Replacement Date. In the case of a Benchmark Transition Event, we will select the Benchmark Replacement prior to the Benchmark Replacement Date and in consultation with the Calculation Agent, ensuring that the Calculation Agent will be able to meet its obligations and requirements under the indenture with respect to the Benchmark Replacement.

As used in this “Effect of Benchmark Transition Event” section with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and we or our designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator for the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means the firm appointed by us prior to the commencement of the floating rate period. We or an affiliate of ours may assume the duties of the Calculation Agent.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”), or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Ranking

The notes will be our direct, unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the notes.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the notes will be obligations exclusively of SLM Corporation and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit and other liabilities of the Bank), which means that creditors of our subsidiaries (including depositors of the Bank) will be paid from the assets of the Bank or those entities, respectively, before holders of the notes would have any claims to those assets. As of March 31, 2026, our subsidiaries had outstanding $26.4 billion of total liabilities, including $26.0 billion of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay interest on the notes. See “Risk Factors—Risk Relating to This Offering—We are a holding company and may rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes” in this prospectus supplement. Our subsidiaries have no obligation to pay any amounts due on the notes.

As of March 31, 2026, SLM Corporation had no secured indebtedness outstanding and $992.7 million of indebtedness that ranked equally with the notes. The indenture does not limit our ability, or the ability of our subsidiaries, to incur senior, subordinated or secured debt, or our ability, or that of any of our subsidiaries, to incur other indebtedness and other liabilities or, subject to limited exceptions, issue preferred stock.

Optional Redemption

At any time and from time to time prior to     , 20  (the date that is one year prior to the maturity date) (the “First Par Call Date”), we may redeem the notes, in whole or in part, at our option, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(i)	100% of the aggregate principal amount of the notes to be redeemed; and

(ii)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury

Rate (as defined below) plus basis points less (b) interest accrued to, but excluding, the redemption date,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On the First Par Call Date, we may redeem the notes, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On or after     , 20  (the date that is    months prior to the maturity date), we may redeem the notes, in whole or in part, at any time and from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)–H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the First Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Par Call Date, one with a maturity date preceding the First Par Call Date and one with a maturity date following the First Par Call Date, we shall select the United States Treasury security with a maturity date preceding the First Par Call Date. If there are two or more United States Treasury securities maturing on the First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

We will mail (or otherwise deliver in accordance with the applicable procedures of DTC) notice of any redemption of notes to the registered address of each holder of notes to be redeemed at least 10 days and not more than 60 days prior to the applicable redemption date. Any notice of redemption may, at our discretion, be subject to the satisfaction (or waiver by us in our sole discretion) of one or more conditions precedent described in such notice. If any redemption is subject to satisfaction of one or more conditions precedent, such notice may state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by us in our sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in our sole determination, may not be) satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date so delayed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, or by lot, or by such other method as we may determine in our sole discretion. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Repurchase at the Option of Holders—Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we at such time have given written notice of redemption as described above under the caption “Optional Redemption” with respect to all outstanding notes, each holder of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer (as defined below) on the terms set forth in the indenture. In the Change of Control Offer, we will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased up to, but not including, the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Repurchase Event, unless we at such time have given notice of redemption as described under the caption “Optional Redemption” with respect to all outstanding notes, we will send a notice to each holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase all outstanding notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 15 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned upon the Change of Control being consummated on or prior to the Change of Control Payment Date. If a Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business on such record date. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, we will, to the extent lawful:

(1)	accept for payment all notes or portions of notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

(3)

deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The paying agent will promptly mail to each holder of notes properly tendered and not withdrawn the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

We will not be required to make a Change of Control Offer with respect to the notes upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer with respect to such notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases the notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to the indenture with respect to the notes as described above under the caption “Optional Redemption” at any time prior to 30 days following any Change of Control Repurchase Event, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

“Change of Control” means the occurrence of any of the following:

(1)

any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of SLM Corporation (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(2)

the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of SLM Corporation and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Subsidiary of SLM Corporation; or

(3)	the adoption by the stockholders of SLM Corporation of a plan or proposal for the liquidation or dissolution of SLM Corporation.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Grade” means (1) BBB- (with a stable outlook) or above, in the case of S&P (or its equivalent under any successor rating categories of S&P) and Baa3 (with a stable outlook) or above, in the case of Moody’s

(or its equivalent under any successor rating categories of Moody’s), or (2) the equivalent in respect of the Rating Category of any Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Ratings Event” means (i) if the notes are rated by one or both of the Rating Agencies as Investment Grade, a decrease in, or withdrawal of, the rating of the notes so that such notes are not rated as Investment Grade by both Rating Agencies or (ii) if the notes are rated below Investment Grade by both Rating Agencies, (x) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by both Rating Agencies, (y) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by one Rating Agency and a withdrawal of the rating of the notes by the other Rating Agency, or (z) a withdrawal of the rating of the notes by both Rating Agencies, in each of (i) and (ii), directly as a result of a Change of Control; provided, however, that such decrease or withdrawal occurs on, or within 30 days following, the earlier of (x) the occurrence of a Change of Control or (y) the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, which period shall be extended so long as the rating of the notes relating to the Change of Control as noted by the Rating Agency is under publicly announced consideration for downgrade by the applicable Rating Agency. Unless both Rating Agencies are providing a rating for the notes on the earlier of (x) the occurrence of a Change of Control or (y) the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, a Ratings Event will be deemed to have occurred.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Subsidiary” means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by us.

“Voting Stock” of any specified Person as of any date means the capital stock or other equity interests of such Person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person; provided that, for the purposes hereof, capital stock or equity interests which carry only the right to vote conditionally on the happening of an event shall not be considered “Voting Stock” whether or not such event shall have happened.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of SLM Corporation and its Subsidiaries taken as a whole to another Person or group may be uncertain.

If holders of not less than 90% in aggregate principal amount of the outstanding notes tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us as described above, purchase all of the notes validly tendered and not withdrawn by such holders, we or such third party will have the right, upon at least 15 and not more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a price in cash equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.

Limitation on Disposition of Voting Stock of Our Significant Subsidiaries

The indenture contains a covenant limiting our ability to dispose of the Voting Stock of a Significant Subsidiary (as defined below). This covenant generally provides that as long as any of the notes are outstanding:

•

we will not, and we will not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of any shares of Voting Stock of a Significant Subsidiary, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of a Significant Subsidiary, and we will not permit any Significant Subsidiary to issue any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Significant Subsidiary, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of such Significant Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, such Significant Subsidiary would cease to be a Controlled Subsidiary (as defined below); and

•

we will not permit any Significant Subsidiary to (1) merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a Controlled Subsidiary, or (2) lease, sell or transfer all or substantially all of its properties and assets to any person except to us or a Controlled Subsidiary or a person that upon such lease, sale or transfer will become a Controlled Subsidiary.

A “Controlled Subsidiary” is a Subsidiary of the Company in respect of which at least 80% of the outstanding shares of the Voting Stock of such subsidiary is at the time owned by us, by one or more of our Subsidiaries or by us and one or more of our Controlled Subsidiaries.

A “Significant Subsidiary” is any Subsidiary of the Company that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Voting Stock” of any specified Person as of any date means the capital stock or other equity interests of such Person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person; provided that, for the purposes hereof, capital stock or equity interests which carry only the right to vote conditionally on the happening of an event shall not be considered “Voting Stock” whether or not such event shall have happened.

The limitations described above do not apply to transactions required by law, rule, regulation or order of any governmental agency or authority. In addition, for the avoidance of doubt, the limitations described in the second bullet point above will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our or our subsidiaries’ securitization entities in connection with our or our subsidiaries’ securitization facilities.

Limitation on Creation of Liens

The indenture contains a covenant limiting our ability to create liens on the Voting Stock of a Significant Subsidiary. This covenant generally provides that, as long as any of the notes are outstanding, we will not, and we will not permit any Subsidiary to, create, assume or incur any pledge, encumbrance or lien upon any shares of Voting Stock of a Significant Subsidiary, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, any shares of Voting Stock of a Significant Subsidiary, in each case to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the shares of Voting Stock of such Significant Subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of such Significant Subsidiary to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of such Significant Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), such Significant Subsidiary would cease to be a Controlled Subsidiary, unless the notes are equally and ratably secured with any and all such indebtedness for so long as such indebtedness is so secured.

In addition, for the avoidance of doubt, the limitations described in the preceding paragraph do not apply to the incurrence of any pledge, encumbrance or lien upon loan receivables, on customary terms and in the ordinary course of business, in connection with our or our subsidiaries’ securitization financing facilities.

Events of Default

In addition to the events of default described under “Description of Debt Securities” in the accompanying prospectus, each of the following is an “Event of Default” with respect to the notes:

•

a default on any indebtedness of ours or any Significant Subsidiary for borrowed money, which default results in the acceleration of such indebtedness by its terms (if such indebtedness has not already matured in accordance with its terms) if the aggregate principal amount of such indebtedness exceeds $75 million and such indebtedness has not been discharged or the acceleration is not rescinded or annulled within 15 days after written notice from the trustee or holders of at least 25% of the outstanding principal amount of the notes as provided in the indenture; provided that this event of default will be remedied, cured or waived without further action upon the part of either the trustee or any of the holders if any default giving rise to the acceleration of such other indebtedness is remedied, cured or waived; and

•	specified events relating to the bankruptcy, insolvency, reorganization or receivership of a Significant Subsidiary.

Book-Entry System

Unless otherwise indicated in the prospectus supplement, DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the notes. Unless otherwise indicated in the prospectus supplement, the notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued with respect to the notes and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

Investors may elect to hold interests in the global notes through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the respective depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg, and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear

Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

We will issue the notes in definitive certificated form in exchange for global securities if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary with respect to the notes or the depositary ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by us within 90 days of such notice or of our becoming aware of such failure to be registered;

•

we determine at any time that the notes will no longer be represented by global security certificates (in which case we will inform the depositary of such determination and who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities); or

•

any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the notes, and such exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under the notes.

Any global debt security, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the notes and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the notes represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or notes represented by these certificates for any purpose under the notes or the indenture.

All payments on the notes represented by the global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the notes.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Unless otherwise indicated in the prospectus supplement, initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are the material U.S. federal income tax consequences of owning and disposing of notes purchased in this offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public, and held as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the potential application of the income accrual rules set forth in Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), minimum tax or Medicare contribution tax consequences, as well as differing tax consequences that may apply if you are, for instance:

•	a bank, insurance company or other financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a dealer or trader in securities that uses a mark-to-market method of accounting;

•	a person holding notes as part of a “straddle,” hedging transaction or other integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a tax-exempt entity; or

•	a partnership for U.S. federal income tax purposes.

If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. Holder. You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note and are:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Certain Additional Payments

We will be required to make payments of additional amounts if we repurchase all or a portion of the notes upon the occurrence of a “Change of Control Repurchase Event,” as described under “Description of the Notes—Repurchase at the Option of Holders—Change of Control Repurchase Event.” We intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the Internal Revenue Service (“IRS”). If the IRS successfully asserts a contrary position, you may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, retirement or other taxable disposition of the notes would be treated as interest income rather than as capital gain. You should consult your tax adviser regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

Stated interest on a note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.

Sale, Retirement or Other Taxable Disposition of the Notes

Upon the sale, retirement or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale, retirement or other taxable disposition and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the cost of your note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described under “—Payments of Interest” above.

Gain or loss realized on the sale, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, retirement or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of the sale, retirement or other taxable disposition of a note, or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a note.

Payments on the Notes

Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA,” payments of principal and interest on the notes by us or any paying agent to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest,

•	you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership;

•	you certify on a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable form), under penalties of perjury, that you are not a United States person; and

•

the interest is not effectively connected with your conduct of a trade or business in the United States as described below. If you do not satisfy all of the first three requirements described above and interest on the notes is not exempt from withholding because it is effectively connected with your conduct of a trade or business in the United States as described below, payments of interest on the notes will be subject to withholding tax at a rate of 30%, or a lower rate specified by an applicable treaty.

Sale, Retirement or Other Taxable Disposition of the Notes

Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA,” you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, retirement or other taxable disposition of a note, unless the gain is effectively connected with your conduct of a trade or business in the United States as described below, although any amounts attributable to accrued interest will generally be treated as described above under “—Payments on the Notes.”

Effectively Connected Income

If interest or gain on a note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

If you are a U.S. Holder, information returns are required to be filed with the IRS in connection with payments on the notes and proceeds received from a sale or other disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption.

If you are Non-U.S. Holder, information returns are required to be filed with the IRS in connection with payments of interest on the notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a note. You may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the notes to certain non-U.S. entities (including financial intermediaries), unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. While existing Treasury Regulations would also require withholding on payments of gross proceeds of the sale or other disposition of the notes, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Tax Consequences to Non-U.S. Holders—Payments on the Notes,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your tax adviser regarding the effects of FATCA on your investment in the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, accounts and other arrangements that are subject to Section 4975 of the Code (including an individual retirement account (“IRA”) and a Keogh plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities the underlying assets of which are considered to include “plan assets” (pursuant to regulations issued by the U.S. Department of Labor in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise) of any such employee benefit plan, plan, account or arrangement (each of the foregoing described in clause (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in the notes with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA if the prohibited transaction involves the IRA owner or his or her beneficiary. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

The acquisition and/or holding of notes by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Included among these statutory exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions (including, without limitation, a sale and purchase of securities) between a Covered Plan and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Covered Plan, (ii) such party in interest is not a fiduciary which renders investment advice, or has or exercises discretionary authority or control, with respect to the plan assets involved in such transaction, or an affiliate of any such person and (iii) the Covered Plan neither receives less than nor pays more than “adequate consideration” (as defined in such Sections of ERISA and the Code) in connection with such transaction. In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE

84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the notes.

Government plans, non-U.S. plans and certain church plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such plans should consult with their counsel regarding the potential consequences of an investment in the notes under any applicable Similar Laws before acquiring the notes.

Representations

Accordingly, by its acceptance of a note, each purchaser and holder of notes, and each subsequent transferee of notes will be deemed to have represented and warranted that either (i) such purchaser or subsequent transferee is not, and is not using the assets of, a Plan to acquire or hold the notes or (ii) the purchase, holding and subsequent disposition of the notes by such purchaser or transferee does not, and will not, constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code or a violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing and/or holding of the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required.

Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment or fiduciary advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the notes should not construe the contents of this prospectus supplement as a recommendation with respect to the notes that is based on any Plan purchaser’s particular needs or individual circumstances and should not rely upon this prospectus supplement or any accompanying communications as such. Plan purchasers should consult with and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, J.P. Morgan Securities LLC and Barclays Capital Inc., have severally agreed to purchase, and SLM Corporation has agreed to sell to them, severally, the principal amount of notes indicated below:

Name	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Barclays Capital Inc.	$

Total	$

J.P. Morgan Securities LLC and Barclays Capital Inc. are the joint book-running managers of this offering.

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement and the accompanying prospectus if any such notes are taken. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.

The underwriters initially propose to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a concession not in excess of   % of the principal amount of the notes. Any underwriter may allow, and such dealers may reallow, a concession not in excess of   % of the principal amount of the notes to other underwriters or to certain dealers. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per note and total underwriting discounts to be paid to the underwriters.

Underwriting Discounts
Per Note		%
Total	$

The estimated offering expenses are approximately $   million, which includes legal, accounting and printing costs and various other fees associated with this offering. All offering expenses will be payable by us.

A prospectus supplement and accompanying prospectus in electronic format may be made available on websites maintained by one or more underwriters. The underwriters may agree to allocate notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the joint book-running managers to underwriters that may make Internet distributions on the same basis as other allocations.

The notes constitute a new issue of securities, for which there is no existing trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops in the notes, you may be unable to resell your notes at any price or at their fair market value.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their respective affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

We expect that delivery of the notes will be made to investors on or about the delivery date specified on the cover page of this prospectus supplement, which will be the   business day following the date of this prospectus supplement (such settlement being referred to as “T+ ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to the first business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+ , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Such purchasers should consult their own advisors in this regard.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement or the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The notes may be sold in Canada only to purchasers resident or located in the Provinces of Ontario, Québec, Alberta and British Columbia, purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is neither:

(i)	a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; nor

(ii)	a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers to the public under the POATRs.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the joint book-running managers for any such offer; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of notes shall require SLM Corporation or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least $500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Dubai International Financial Centre (DIFC)

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED ARAB EMIRATES (EXCLUDING THE DUBAI INTERNATIONAL FINANCIAL CENTRE)

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (“U.A.E.”) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out above. The information contained in this prospectus supplement and the accompanying prospectus does not constitute a public offer of notes in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial adviser. This prospectus supplement and the accompanying prospectus are provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, directly or indirectly, to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) SLM Corporation and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

People’s Republic of China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the notes may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, SLM Corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Relationships with Underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates hold the 2026 Notes that are subject to the Tender Offer and may receive proceeds from this offering through the purchase of such 2026 Notes in connection with the Tender Offer. J.P. Morgan Securities LLC, one of the underwriters, is acting as dealer manager in connection with the Tender Offer, for which it will receive customary fees.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) of ours and/or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us or our affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or our affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The underwriters are being represented in connection with this offering by Simpson Thacher  & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of SLM Corporation as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 19, 2026;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2026, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on April 23, 2026; and

•	our Current Reports on Form 8-K, filed with the SEC on January 22, 2026 (with respect to Item 8.01 only), March 9, 2026 (with respect to Item 1.01 only) and April 27, 2026.

We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all the securities that may be offered by this prospectus supplement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any exhibit furnished under Item 9.01(c) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus. You should direct requests for those documents to the office of Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713, (302) 451-0200.

We have filed with the SEC a registration statement on Form S-3. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits that are part of the registration statement. For further information with respect to us and the notes, reference is made to the registration statement, including the prospectus contained therein, and exhibits thereto. We are subject to the information and periodic reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the SEC’s website at http://www.sec.gov.

Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

PROSPECTUS

SLM CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

This prospectus provides you with a general description of the securities we may offer. We may offer and sell, from time to time, in one or more offerings, debt securities, common stock, preferred stock, warrants or units. We will offer these securities in amounts, at prices and on terms to be determined at the time we offer the securities. We will provide the specific terms of these securities in supplements to this prospectus when we offer the securities.

The securities may be offered on a delayed or continuous basis directly by us through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in any applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any applicable prospectus supplement, carefully before you invest.

We may issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants. Our common stock is listed on the Nasdaq Global Select Market under the symbol “SLM.”

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 21 of our annual report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.

Obligations of SLM Corporation and its subsidiaries are not guaranteed by the full faith and credit of the United States of America. Neither SLM Corporation nor any of its subsidiaries is a government-sponsored enterprise or an instrumentality of the United States of America.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read and carefully consider the information in this prospectus, any prospectus supplement and any free writing prospectus together with the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since any such date.

The terms “we,” “us,” “our,” “Sallie Mae” and the “Company” refer to SLM Corporation and its subsidiaries, except as otherwise indicated or unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” and information based on management’s current expectations as of the date of this prospectus. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to: strategies; goals and assumptions of the Company; the Company’s expectation and ability to execute loan sales and share repurchases; statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of any such pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on our common stock in the future, subject to the approval of our Board of Directors; guidance issued by the Company; the Company’s three-year horizon outlook; the impact of acquisitions we have made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations.

Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the control of the Company, which may cause actual results to be materially different from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; our ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of our risk management framework and quantitative models; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers, or any change related thereto; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans owned by us; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this prospectus or, where the statement is oral, as of the date stated. We do not undertake any obligation to update or revise any forward-looking statements to conform to actual results or changes in our expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements discussed.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and subsequent reports and registration statements filed from time to time with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may access the registration statement and its exhibits and schedules without charge at a website maintained by the SEC. The address of this site is www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access these reports, proxy statements and other information without charge at the SEC’s website at www.sec.gov.

Our website address is www.salliemae.com. The information contained on, or accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 24, 2024, and our Quarterly Report on Form 10-Q for the quarter ended  June 30, 2024 , filed with the SEC on July 24, 2024, as amended by Amendment No. 1, filed with the SEC on July 26, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on February 16, 2024, March 14, 2024, March 28, 2024, April 15, 2024 and June 21, 2024;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024;

•	the description of our common stock in our Form 8-A, filed with the SEC on August 7, 1997 and any amendment or reports filed for the purpose of updating such description;

•	the description of our Floating Rate Non-Cumulative Preferred Stock, Series B in our Form 8-A, filed with the SEC on June 9, 2005; and

•

future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to the office of Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713, (302) 451-0200.

SLM CORPORATION

Our Company Mission

SLM Corporation, more commonly known as Sallie Mae, is the premier financial brand in higher education. As an education solutions company, our mission is to power confidence as students begin their unique journeys. We support students and families navigating to, through, and immediately after higher education. We simplify the college planning process and advance higher education access and completion by providing free tools, resources, scholarships, and responsible financing options.

We believe education, in all forms, is the foundation for success, an equalizer of opportunities, and a proven pathway to economic mobility. Higher education increases lifetime wages and enables economic mobility. For example, data from the U.S. Bureau of Labor and Statistics confirms those with bachelor’s degrees earn 68 percent more than those with a high school diploma.1 Those with advanced degrees earn an even greater percentage than those with a high school diploma.1 This effect is multigenerational, as children of parents who are college educated are more likely to earn a bachelor’s degree than students whose parents did not go to college. Most would agree our society prospers and becomes more economically inclusive when each of its members is provided access to post-secondary education.2 Education represents a transformative investment in one’s future that yields our country’s next nurses, teachers, engineers, business leaders, and more.

Our History

While the Sallie Mae name has existed for more than 50 years, the company that operates as Sallie Mae today, SLM Corporation, was formed in late 2013 and includes its wholly-owned subsidiary, Sallie Mae Bank, an industrial bank established in 2005 (the “Bank”). On April 30, 2014, we legally separated (the “Spin-Off”) from another public company that is now named Navient Corporation (“Navient”), which is in the education loan management, servicing, asset recovery, and consolidation loan business. Navient retained all assets and liabilities generated prior to the Spin-Off other than those explicitly retained by us pursuant to the Separation and Distribution Agreement executed in connection with the Spin-Off (the “Separation and Distribution Agreement”). We are a consumer banking business and did not retain any assets or liabilities generated prior to the Spin-Off other than those explicitly retained by us pursuant to the Separation and Distribution Agreement. We sometimes refer to the company that existed prior to the Spin-Off as “pre-Spin-Off SLM.”

Our principal executive offices are located at 300 Continental Drive, Newark, Delaware 19713. Our telephone number is (302) 451-0200.

[1]	“Education pays, 2022,” Career Outlook, U.S. Bureau of Labor Statistics, May 2023
[2]	https://research.collegeboard.org/trends/education-pays

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The prospectus supplement applicable to each sale of securities we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement. Our business, financial condition, liquidity, results of operations or prospects could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include working capital, loan originations, acquisitions, retirement of debt, repurchases of capital stock, and other business opportunities. Further details relating to the use of net proceeds we receive from the offering of securities under this prospectus will be set forth in any applicable prospectus supplement.

SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

•	debt securities, which we may issue in one or more series;

•	preferred stock, which we may issue in one or more series;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;

•	warrants or other rights relating to foreign currency exchange rates;

•

warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index; or

•	units, each representing a combination of two or more of the foregoing securities.

We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

ADDITIONAL INFORMATION

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters or agents, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters or agents;

•	information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any material United States federal income tax considerations that apply to the securities; and

•	any other material information about the offering and sale of the securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Restated Certificate of Incorporation, dated February 25, 2015 (the “Certificate of Incorporation”), our Amended and Restated By-Laws, effective November 18, 2021 (the “Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

General

The total number of shares of stock which the Company shall have authority to issue is 1,145,000,000 shares of capital stock, consisting of (i) 1,125,000,000 shares of common stock, par value $.20 per share (the “common stock”), and (ii) 20,000,000 shares of preferred stock, par value $.20 per share (the “preferred stock”). As of June 30, 2024, 217,461,360 shares of our common stock, and 2,510,696 shares of our Floating Rate Non-Cumulative Preferred Stock, Series B (the “Series B preferred stock”) were outstanding.

Common Stock

Voting rights. Except as otherwise expressly required by law or provided in the Certificate of Incorporation, and subject to any voting rights provided to holders of preferred stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of common stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the common stock standing in such holder’s name on the stock transfer records of the Company.

Proxy access. Our Bylaws contain “proxy access” provisions which give an eligible stockholder (or a group of up to 20 stockholders aggregating their shares) that has owned 3% or more of the outstanding voting securities entitled to vote for the election of directors at the applicable annual general meeting for at least three years the right to nominate 25% of the number of directors to be elected at the applicable annual general meeting, and to have those nominees included in our proxy materials, subject to the other terms and conditions of our Bylaws.

Dividend rights. Subject to the rights of the holders of preferred stock, and subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of shares of common stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the board of directors from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation, dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, the holders of shares of common stock shall be entitled to receive the assets and funds of the Company available for distribution after payments to creditors and to the holders of any preferred stock of the Company that may at the time be outstanding, in proportion to the number of shares held by them.

Other rights. No holder of shares of common stock shall be entitled to preemptive or subscription rights.

We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in the Certificate of Incorporation and Bylaws, each as may be amended from time to time, that will not apply to that common stock.

Preferred Stock

We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. Our currently outstanding Series B preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on June 9, 2005. This registration statement is incorporated by reference into this prospectus.

We will distribute a prospectus supplement with regard to each particular series of preferred stock we may offer. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock that may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed or variable dividends or participating dividends, and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock.

Our board of directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

•	consummating a merger;

•	reorganizing;

•	selling substantially all of our assets;

•	liquidating; or

•	engaging in other extraordinary corporate transactions without stockholder approval.

Preferred stock could, therefore, be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

Election and Removal of Directors

Our Certificate of Incorporation provides that the number of directors of the Company shall be not less than eleven (11) nor more than sixteen (16). Subject to the provisions of the Certificate of Incorporation, the number of directors of the Company shall be fixed from time to time by a majority vote of the directors then in office. The board of directors shall consist of a majority of independent directors, as determined under the Company’s corporate governance guidelines or any applicable exchange listing rules.

Directors may be removed with or without cause by a vote of the holders of a majority of the shares entitled to vote at an election of directors at a duly called meeting of such holders. The foregoing is subject to the rights of the holders of any series of preferred stock.

Any vacancy on the board of directors may be filled by the affirmative vote of a majority of directors then in office, but any vacancy filled in such manner shall be filled only until the next annual meeting of stockholders.

Written Consents

Our Certificate of Incorporation provides that any action required to be, or which may be, taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholder Meetings

Our Certificate of Incorporation and our Bylaws provide that special stockholder meetings may be called at the request in writing of the holders of at least one-third of our capital stock issued and outstanding and entitled to vote at an election of directors.

Amendment of Certificate of Incorporation

Our Certificate of Incorporation provides that any action by the board of directors to amend our Certificate of Incorporation shall be approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Company then entitled to vote at an election of directors. The Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders in the Certificate of Incorporation are granted subject to this reservation.

Amendment of Bylaws

Our Bylaws may generally be amended by the stockholders or the board of directors. All such amendments must be approved by either the holders of a majority of our outstanding capital stock entitled to vote thereon or a majority of the entire board of directors.

Other Limitations on Stockholder Actions

Our Bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose any repeal or change in our Bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under the procedural requirements of our Bylaws, to be properly brought before an annual meeting, director nominations and other business must be:

•	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof);

•	properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof); or

•

brought before the annual meeting by any stockholder who is a stockholder of record on the date of the giving of the notice provided for in the Bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the procedures set forth in the Bylaws.

To be properly brought before an annual meeting, any such other business also must be a proper subject for action by stockholders, provided that the law of Delaware shall govern whether such business is a proper subject for action by stockholders.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and no later than the close of business on the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which the date of such annual meeting was publicly announced. Stockholders utilizing “proxy access” must meet the same deadlines.

Limitation of Liability of Directors and Officers

Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Any repeal or modification of the indemnification provision by our stockholders shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

We will indemnify any officer or director of the Company, subject to the applicable provisions of our Certificate of Incorporation and Bylaws, against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified as described in this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending the indemnification provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Forum Selection

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the applicable provisions of the Bylaws.

Delaware Business Combination Statute

We have opted out of Section 203 of the Delaware General Corporation Law.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SLM.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued in one or more series under the indenture (as amended and supplemented from time to time, the “indenture”), dated as of June 17, 2015, between us and Deutsche Bank National Trust Company, as trustee (the “trustee”). The indenture is subject to any amendments or supplements we may enter into from time to time which are permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The descriptions below do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary below, defines your rights as a holder of our debt securities. If you would like to read the indenture, it is on file with the SEC, as described under “Where You Can Find More Information.” Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As used in this description of debt securities, “we,” “our,” “us,” “Sallie Mae” and the “Company” refer to SLM Corporation and not to any of our subsidiaries.

We will describe in the applicable prospectus supplement the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:

•	the designation and the aggregate principal amount of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•

the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, and the record dates for the determination of holders to whom interest is payable;

•	the currency of the debt securities of the series and the currency in which payments on the debt securities of the series are payable;

•

the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•

our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the denominations in which debt securities of the series shall be issuable;

•	any events of default, if different from the existing events of default under the indenture, and whether such additional or modified events of default are subject to covenant defeasance;

•	the trustee, if different from the existing trustee under the indenture;

•	any addition to, or modification of, any covenants with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

•	any other terms of the series, which terms shall not be inconsistent with the provisions of the indenture.

Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in the City of New York, New York.

Unless otherwise specified in the applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully registered debt securities registered in the name of the nominee of The Depository Trust Company (“DTC”) and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Forms of Securities” below.

The indenture does not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. The indenture does not limit our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.

We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen such series of debt securities and issue additional debt securities of such series having the same ranking and the same interest rate, maturity and other terms as the debt securities of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP number. No such additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which such additional debt securities would be a part.

The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the Borough of Manhattan, the City of New York where we will pay the principal and premium, if any, on the debt securities and within or outside the Borough of Manhattan, the City of New York where you may present the debt securities for registration of transfer and exchange. We have designated (a) for debt securities transfer purposes and for purposes of presentment and surrender of any debt securities for final distribution, the office of the trustee located at Deutsche Bank National Trust Company c/o DB Services Americas, Inc. MS JCK01-0218, 5022 Gate Parkway, Jacksonville, FL 32256, Attention: Shareholder Services, and (b) for all other purposes, the office of the trustee located at Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, CA 92705.

Ranking

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to such series of debt securities.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the debt securities will be obligations exclusively of SLM Corporation and will not be guaranteed by any of our subsidiaries. As a result, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries and our securitization entities will be paid from their assets before holders of the debt securities would have any claims to those assets.

As a holding company, we depend on the ability of our subsidiaries to transfer funds to us to meet our obligations, including our obligations to pay interest on the debt securities. Our subsidiaries have no obligation to pay any amounts due on the debt securities.

Certain Covenants

Set forth below are summaries of certain covenants in the indenture that apply to us, unless otherwise provided in any prospectus supplement. However, the indenture does not significantly limit our operations. In particular, the indenture does not:

•	limit the amount of dividends that we can pay;

•	limit the amount of debt securities that we can issue from time to time;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue; or

•

contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

Reports

We will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and reports that are filed by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time such documents are filed via the EDGAR system or such successor procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not, in a single transaction or through a series of related transactions, (i) merge or consolidate with any other person, or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:

•

either (a) we are the continuing person or (b) if we are not the continuing person, then the successor person formed by such consolidation or into which we are merged, or the person to which substantially all of our assets are so transferred or otherwise disposed, shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and this successor person expressly assumes all of our obligations under the indenture and the debt securities; provided that in the event that such successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with such successor person, all of our obligations under the indenture and the debt securities;

•

immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and supplemental indenture (if any) comply with the indenture.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person, such successor person shall succeed to and be substituted for us, with the same effect as if it had been named in the indenture as us, and we shall be relieved of any further obligations under the indenture and under the debt securities and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

For the avoidance of doubt, without limiting the foregoing, the limitations described in this section will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly, to our securitization entities in connection with our securitization facilities.

Events of Default

Unless otherwise provided in any related prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any debt securities:

•	default in the payment of any installment of interest on such series of debt securities when due and payable, and the continuance of such default for 30 days;

•

default in the payment of the principal of, or premium, if any, on such series of debt securities when due and payable (whether at maturity or upon acceleration, redemption, required repurchase or otherwise);

•

failure to observe or perform any other covenants or agreements in the indenture in respect of the debt securities of such series, which failure continues for 60 days after written notice, requiring us to remedy the same, from the trustee or holders of at least 25% of the outstanding principal amount of such series of debt securities as provided in the indenture;

•	specified events relating to our bankruptcy, insolvency, reorganization or receivership; and

•	any other events of default set forth in the related prospectus supplement.

Remedies

If an event of default arising from specified events of our bankruptcy, insolvency, reorganization or receivership occurs, the principal amount of all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of such series may declare the principal amount of the debt securities of such series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, the principal amount of such series of debt securities will become immediately due and payable. However, at any time after a declaration has been made or such series of debt securities have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of such series may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.

Notice of Default

The trustee will, within 90 days after the occurrence of a default with respect to a series of debt securities, mail to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture currently permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines the withholding of such notices to be in the interests of the holders.

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture.

Legal Proceedings and Enforcement of Right of Payment

You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities. In addition, the holders of at least 25% in principal amount of the outstanding debt securities of a series must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security at the place, time, rates and in the currency expressed in the indenture and the debt security and to institute a suit for the enforcement of that payment.

Modification of Indenture

We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture with respect to one or more series of debt securities with the consent of holders of not less than a majority in aggregate principal amount of the debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment:

•	to change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

•	to reduce the rate of or extend the time for payment of interest, if any, on any debt security or to alter the manner of calculation of interest payable on any debt security;

•	to reduce the principal amount or premium, if any, on any debt security;

•	to make the principal of, premium, if any, or interest on any debt security payable in a different currency;

•

to reduce the percentage in principal amount of any series of debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•	to change any place of payment where the debt securities or interest thereon is payable;

•	to modify the interest rate reset provision of any debt security;

•

to impair the right of any holder of the debt securities to (i) receive payment of the principal of, or premium, if any, or interest on, any debt securities on or after the respective due dates for such principal or interest, or (ii) institute suit for the enforcement of any such payment;

•

to reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or to extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•

to modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of such series, and the holders of other series of debt securities shall not have any voting rights with respect to such matters as they relate to the debt securities of such series.

In addition, we and the trustee with respect to the indenture may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

•

to evidence that another corporation or limited liability company has become our successor and/or to add a co-obligor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “Certain Covenants—Consolidation, Merger and Sale of Assets” above, and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•

to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors and the trustee shall consider to be for the protection of the holders of such debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•	to establish the forms or terms of debt securities of any series;

•

to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to create such other provisions in regard to matters or questions arising under the indenture or any supplemental indenture thereto that do not, or otherwise amend or supplement the indenture or any supplemental indenture thereto in a manner that does not, adversely affect the interests of the holders of such series of debt securities in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the description of the debt securities contained in this prospectus, any related prospectus supplements or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of the debt securities;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•

to conform the text of the indenture, any supplemental indenture, or the terms of any series of debt securities to this “Description of Debt Securities” or the “Description of Notes” in any related prospectus supplement;

•	to provide for the issuance of additional debt securities of any series;

•

to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and such debt securities, and to make all appropriate changes to the indenture for such purpose;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indenture or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indenture are outstanding;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities.

Defeasance of Indenture

We have the right to (i) terminate all of our obligations with respect to a series of debt securities under the covenants described above under “—Certain Covenants” and under such other covenants for such series as may be established in the future in accordance with the terms of the indenture and (ii) provide that the events described in the third bullet under “—Events of Default” (as it relates to any covenants referred to in the preceding part of this sentence) and any other event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute events of default under the indenture with respect to such series of debt securities, once we:

•

irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations (including both direct obligations of the United States backed by the full faith and credit of the United States or any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be; and

•

comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In the event of covenant defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

In addition, we have the right at any time to terminate all of our obligations under the indenture with respect to any series of debt securities, other than (i) your right to receive, solely from the trust fund described below, payments of principal of, and interest on, such series of debt securities when due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, and to pay compensation to, and expenses of, the trustee, and with respect to the resignation or removal of the trustee, once we:

•

irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations (including both direct obligations of the United States backed by the full faith and credit of the United States or any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be; and

•

comply with certain other conditions, including delivery to the trustee of either (i) a ruling received from the Internal Revenue Service to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (ii) an opinion of counsel, based upon a change in law after the date of the indenture, to the same effect as the ruling described in clause (i).

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

Satisfaction and Discharge

The indenture will generally cease to be of any further effect with respect to any series of debt securities, if:

•

either (i) we have delivered to the trustee for cancellation all outstanding debt securities of such series (with certain limited exceptions), or (ii) all such debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of such series; and

•	in either case, we also pay or cause to be paid all other sums then payable under the indenture by us with respect to such series of debt securities.

Any monies and U.S. government obligations deposited with the trustee for payment of principal of, premium, if any, or interest, if any, on the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of such series for two years after the date upon which the principal of, and interest and premium, if any, on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holder of the debt securities of such series may look only to us for payment thereof.

Miscellaneous Provisions

The indenture provides that certain series of debt securities, including those for which payment has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.

Resignation and Removal of the Trustee

The trustee may resign at any time by giving written notice thereof to us.

Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding debt securities of one or more series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture and the debt securities, will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue:

•	warrants for the purchase of debt securities, preferred stock, common stock or units of two or more of these types of securities;

•	currency warrants, which are warrants or other rights relating to foreign currency exchange rates; or

•

index warrants, which are warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•

in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

•

in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

•

in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

•

in the case of index warrants, the designation, aggregate principal amount, the procedures and conditions relating to the exercise of the index warrants, the date on which your right to exercise the index warrants commences and the date on which your right expires, the national securities exchange on which the index warrants will be listed, if any, and any other material terms of the index warrants;

•

in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	the provision for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. Each investor’s beneficial ownership of the securities is reflected on the books of the depositary or such investor’s broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of SLM Corporation, the trustees, the warrant agents, the unit agents or any other agent of SLM Corporation, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

VALIDITY OF SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and the underwriters or agents may be represented by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of SLM Corporation as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

SLM CORPORATION

$

$    % Fixed-to-Floating Rate Senior Notes Due 20

Preliminary Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan	Barclays

May , 2026